Household Consumer Loan Trust, 1995-1
Series 1995-1 Owner Trust Calculations
Due Period Ending	Aug 31, 2001
Payment Date	Sep 17, 2001

Calculation of Interest Expense

Index (LIBOR)	3.640000%
Accrual end date, accrual beginning date and days in Interest Period	Sep 17, 2001 Aug 15, 2001 33
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	84,806,352	62,784,099	5,939,036	16,157,267
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.24%	0.625%	1.03%
Rate (capped at 13.0%, 15%, 16%)	3.880000%	4.265000%	4.670000%
Interest/Yield Payable on the Principal Balance	301,628	245,460	25,424
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	301,628	245,460	25,424
Interest/Yield Paid	301,628	245,460	25,424

Summary

Beginning Security Balance	84,806,352	62,784,099	5,939,036	16,157,267
Beginning Adjusted Balance	84,806,352	62,784,099	5,939,036
Principal Paid	6,576,263	1,117,432	105,703	323,933
Ending Security Balance	78,230,090	61,666,667	5,833,333	15,868,685
Ending Adjusted Balance	78,230,090	61,666,667	5,833,333
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	80,799,387	59,791,547	3,780,837
Minimum Adjusted Balance		61,666,667	5,833,333	15,833,333
Certificate Minimum Balance			4,897,089
Ending OC Amount as Holdback Amount				15,868,685
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.4021706	$1.4254667	$0.8389658
Principal Paid per $1000	$8.7683502	$6.4893054	$3.4880897